EXHIBIT 21


                                  SUBSIDIARIES

       NAME OF SUSIDIARY                           STATE OF INCORPORATION
       -----------------                           ----------------------

U-SHIP International Ltd.                                 Wisconsin

U-Ship America, Inc.                                      Minnesota

Intelligent Kiosk Company                                 Minnesota

Advanced Courier Services, Inc.                           Minnesota

United Acquisitions, Inc.                                 Minnesota

United Vehicle Leasing, Inc.                              Minnesota